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                                                EXHIBIT 10.27
                     CONSULTING AGREEMENT
                     --------------------




      This Consulting Agreement (this "Agreement") is entered into as of the 15th day of September, 1995, among Dennis G. Uyemura ("Consultant"), Silicon Valley Bank ("Bank"), and
Silicon Valley Bancshares ("Bancshares"). Hereinafter, the Bank and Bancshares collectively shall be referred to as the "Company".



                           RECITALS
                           --------

      A. On or about the date of this Agreement, Consultant and the Company have entered into a General Release, pursuant to which, among other things, the Employee and the Company have agreed that Consultant's employment with the Company is terminated without "Cause" (as such term is defined in the General Release [the "Termination Agreement"] ).

      B. Following termination of employment with the Company on September 15, 1995, the Company desires to engage Consultant to (i) provide technical documentation on the Company's financial systems, including without limitation the NDR system (which technical documentation shall include, without limitation, query designs, table structures and naming conventions) (the "ISG Documentation") and (ii) assist on the Company's transition to an Economic Value Added financial management system (the "EVA Program"). Consultant desires to be so engaged, on the terms and conditions set forth in this Agreement.



                           AGREEMENT
                           ---------

      NOW, THEREFORE, in consideration for the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Consultant and the Company hereby agree as follows:

      1. ENGAGEMENT. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to work on the ISG Documentation and the EVA Program during the term of this Agreement. Consultant shall perform such duties related to the ISG Documentation and the EVA Program as requested from time to time by the Chief Executive Officer of the Company or the Chief Executive Officer's designees. Consultant shall be required to provide 90 hours of services to the Company per calendar month. Consultant shall not render consulting or other services to third parties (other than to Stern Stewart & Co.) during the term of this Agreement without the prior written consent of the Company. The Company shall not withhold consent unless the Company determines in its sole discretion that such services would significantly interfere with Consultant's performance under this Agreement.

     2.   TERM OF ENGAGEMENT AND TERMINATION.

           (a)   TERM.   Unless sooner terminated  pursuant  to
subsection (b) below, the term of engagement under this Agreement shall commence on September 15, 1995 and shall continue until March 15, 1996.


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          (b)  TERMINATION.  Consultant's engagement under this
Agreement shall terminate prior to the expiration of its term upon the occurrence of any of the following:

                (i) The mutual agreement of Consultant and the Company;

                (ii) At the Company's option, (1) immediately upon a breach of this Agreement by Consultant or (2) at any other time following two weeks' prior notice;

                (iii)      At the Consultant's option,  at  any
time following two weeks' prior notice; or

                (iv) The death of Consultant.

     3.   COMPENSATION AND EXPENSE REIMBURSEMENT.

           (a) COMPENSATION. As the total consideration for the services and obligations of Consultant under this Agreement, the Company shall pay Consultant $6,667 per month, payable on the 15th and 30th day of each month during the term of the engagement.

           (b) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Consultant for any reasonable documented expenses incurred by Consultant in the performance of Consultant's duties under this Agreement, in accordance with the Company's expense reimbursement policy.

      4. OFFICE EQUIPMENT. During the consulting term, Employee may use the Company's laptop computer, external disc drive, and printer, which Consultant previously used while employed by the Company. Within one business day following termination of the consulting term, Consultant shall deliver all of the above-described equipment to the Company at its principal place of business.

      5. CONFIDENTIALITY. Consultant shall not disclose any confidential business or other information relating to the Company, including without limitation, the EVA Program, to any third party. This obligation to maintain the confidentiality of the Company's business and other information shall continue indefinitely following termination of the consulting term.

       6. NON-COMPETITION. During the consulting term, Consultant shall not provide consulting or other services, whether directly or indirectly, for any company which "competes" with the Company. For the purpose of this Agreement, "compete" shall mean performing, or attempting to perform, services to companies that provide services similar to those provided by Company to existing or prospective clients of the Company.

     7.   MISCELLANEOUS.

            (a)   GOVERNING  LAW.   This  Agreement  shall   be
construed  in  accordance  with  the  laws  of  the  State   of
California.

            (b) ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties pertaining to the subject matter of this Agreement. There are no promises or other terms or obligations of the parties pertaining to this subject matter other than as contained in this Agreement.

            (c) AMENDMENT. This Agreement may be amended only by in writing executed by Consultant and the Company.

            (d) ATTORNEYS' FEES. Should any action be brought to enforce any of the terms or conditions of this Agreement, the prevailing party shall be entitled to recover all costs and expenses incurred in the prosecution or defense of that action, including attorneys' fees.

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      IN  WITNESS  WHEREOF,  the  parties  have  executed  this
Agreement as of the date first written above.

                              DENNIS G. UYEMURA,  an individual


                              ---------------------------------




                              SILICON VALLEY BANCSHARES


                              By:
                                  --------------------------------
                                   John C. Dean, Jr.
                                   President and Chief Executive Officer




                              SILICON VALLEY BANK


                              By:
                                  --------------------------------
                                   John C. Dean, Jr.
                                   President and Chief Executive Officer



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